Exhibit 99.1

Vanda Pharmaceuticals Reports Second Quarter 2014 Results

WASHINGTON – August 7, 2014 – Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders, today announced financial and operational results for the second quarter ended June 30, 2014.

“We are encouraged by the early positive reception of HETLIOZ by patients, physicians and payors. We look forward to more patients benefiting from HETLIOZ in the coming months and years,” said Mihael Polymeropoulos MD, President and CEO of Vanda Pharmaceuticals.

Key Highlights:

•	As of August 6, 2014, over 420 new patient prescriptions have been written for HETLIOZ® (tasimelteon) in the U.S.

•	In June 2014, Vanda announced that the European Medicines Agency (EMA) accepted for evaluation the Marketing Authorization Application for oral HETLIOZ® capsules for the treatment of Non-24-Hour Sleep-Wake Disorder (Non-24).

•	In July 2014, the U.S. Patent and Trademark Office (USPTO) issued a new method of use patent for HETLIOZ® in the treatment of Non-24.

SECOND QUARTER 2014 REPORTED RESULTS

Total revenues for the second quarter of 2014 were $10.9 million, compared to $9.1 million for the first quarter of 2014 and $8.3 million for the second quarter of 2013. Net product revenues related to U.S. sales of HETLIOZ® in the second quarter of 2014 were $1.6 million.

Total operating expenses for the second quarter of 2014 were $32.5 million, compared to $35.7 million for the first quarter of 2014 and $11.7 million for the second quarter of 2013. Vanda recorded a net loss of $21.6 million for the second quarter of 2014, compared to a net loss of $26.5 million for the first quarter of 2014 and $3.4 million for the second quarter of 2013.

Cash, cash equivalents and marketable securities (Cash) were $63.6 million as of June 30, 2014.

Year to Date June 30, 2014 Key Financial Figures(1) (2)

	Six Months Ended
($ in thousands, except per share amounts)	June 30, 2014	June 30, 2013	Change ($)	Change (%)

Total revenues	$20,005	$16,387	$3,618	22%
Research & development expenses	10,777	14,211	(3,434)	(24%)
Selling, general & administrative expenses	56,032	9,413	46,619	495%
Non-cash stock-based compensation (3)	2,836	2,432	404	17%
Net loss	(48,108)	(7,902)	(40,206)	(509%)

Diluted net loss per share	$(1.42)	$(0.28)	$(1.14)	(407%)

Second Quarter 2014 Key Financial Figures(1) (2)

	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2014	March 31, 2014	Change ($)	Change (%)

Total revenues	$10,862	$9,143	$1,719	19%
Research & development expenses	3,514	7,263	(3,749)	(52%)
Selling, general & administrative expenses	28,139	27,893	246	1%
Non-cash stock-based compensation (3)	1,443	1,393	50	4%
Net loss	(21,575)	(26,533)	4,958	19%

Diluted net loss per share	$(0.64)	$(0.79)	$0.15	19%

Select Cash Flow Data(1)(2)

	Six Months Ended
($ in thousands)	June 30, 2014	June 30, 2013
Net cash provided by (used in)
Operating activities	$(60,569)	$(17,168)
Investing activities	10,756	31,428
Financing activities	2,043	601

Select Balance Sheet Data(1)

($ in thousands)	June 30, 2014	December 31 2013	June 30, 2013

Total Cash(4)	$63,585	$130,350	$103,633

(1)	Unaudited.
(2)	Prior year amounts have been restated to reflect a change in accounting method for the attribution of stock-based compensation. Refer to footnote 3 in the quarterly report on Form 10Q for the quarter ending June 30, 2014.
(3)	Non-cash stock-based compensation is allocated to both Research & development and Selling, general & administrative expenses.
(4)	Total Cash reflects cash, cash equivalents and marketable securities

OPERATIONAL HIGHLIGHTS

As of August 6, 2014, over 420 new patient prescriptions have been written for HETLIOZ® in the U.S. This represents growth of approximately 90% in new prescriptions since the Company’s June 4, 2014 commercial update. HETLIOZ® was launched in the U.S. in April 2014 for the treatment of Non-24, a disorder which affects the majority of totally blind individuals. It is estimated that approximately 80,000 Americans have the disorder.

On July 22, 2014, a new method of use patent was issued by the USPTO for HETLIOZ® in the treatment of Non-24 (patent number 8,785,492). The ‘492 patent is expected to expire in 2033, potentially further extending the exclusivity protection of HETLIOZ®. In the U.S., HETLIOZ® is also covered by a composition of matter patent (patent number 5,856,529), which including a Hatch-Waxman 5-year extension is currently expected to expire in 2022. Both patents, ‘529 and ‘492, are now listed in the FDA’s Orange Book.

In June 2014, the EMA accepted for evaluation Vanda’s Marketing Authorization Application for oral HETLIOZ® capsules for the treatment of Non-24. HETLIOZ® was previously granted orphan drug designation by the European Commission for the treatment of Non-24.

Vanda has initiated development activities for the use of HETLIOZ® in the pediatric population with Non-24, as well as in patients with Smith-Magenis syndrome.

The VLY-686, NK1 antagonist, Phase 2 study in chronic pruritus is ongoing and results are expected in mid-2015.

2014 FINANCIAL GUIDANCE

Total 2014 operating expenses are expected to be between $110.0 and $120.0 million. This includes intangible asset amortization expense of $2.3 million and $6.0 to $8.0 million of non-cash stock based compensation.

Full HETLIOZ® Prescribing Information can be found at: www.hetlioz.com.

CONFERENCE CALL

Vanda has scheduled a conference call for today, Thursday, August 7, 2014, at 10:00 AM ET. During the call, Vanda’s management will discuss the second quarter 2014 financial results and other corporate activities. Investors can call 1-800-708-4540 (domestic) and 1-847-619-6397 (international) and use passcode 37729521. A replay of the call will be available beginning Thursday, August 7, 2014 at 12:30 PM ET and will be accessible until Thursday, August 14, 2014, at 11:59 PM ET. The replay call-in number is 1-888-843-7419 for domestic callers and 1-630-652-3042 for international callers. The access number is 37729521.

The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.

ABOUT VANDA PHARMACEUTICALS INC.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more on Vanda, please visit www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this release, including, but not limited to, the guidance provided under “2014 FINANCIAL GUIDANCE” above, are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “target,” “goal,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: Vanda’s ability to successfully commercialize HETLIOZ® for the treatment of Non-24 in the U.S., uncertainty as to the market awareness of Non-24 and the market acceptance of HETLIOZ®, Vanda’s dependence on third-party manufacturers to manufacture HETLIOZ® in sufficient quantities and quality, Vanda’s limited sales and marketing infrastructure, the regulatory status of HETLIOZ® in Europe and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2013 which is on file with the SEC and available on the SEC’s website at www.sec.gov and Vanda’s quarterly report on Form 10-Q for the quarter ended June 30, 2014 to be filed with the SEC. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except per share amounts)	June 30, 2014	June 30, 2013 (1)	June 30, 2014	June 30, 2013 (1)

Revenues:
HETLIOZ® product revenue (2)	$1,559	$—	$1,559	$—
Fanapt® royalty revenue	1,539	1,641	3,230	3,103
Fanapt® licensing agreement (3)	7,764	6,678	15,216	13,284

Total revenues	10,862	8,319	20,005	16,387

Operating expenses:
Cost of sales	198	—	198	—
Research and development	3,514	6,100	10,777	14,211
Selling, general and administrative	28,139	5,260	56,032	9,413
Intangible asset amortization	617	372	1,182	741

Total operating expenses	32,468	11,732	68,189	24,365

Loss from operations	(21,606)	(3,413)	(48,184)	(7,978)
Other income	31	30	76	76

Loss before tax benefit	(21,575)	(3,383)	(48,108)	(7,902)
Tax benefit	—	—	—	—

Net loss	$(21,575)	$(3,383)	$(48,108)	$(7,902)

Net loss per share:
Basic and diluted	$(0.64)	$(0.12)	$(1.42)	$(0.28)

Shares used in calculations of net loss per share:
Basic and diluted	33,874,625	28,377,254	33,777,207	28,361,340

(1)	Prior year amounts have been restated to reflect a change in accounting method for the attribution of stock-based compensation. Refer to footnote 3 in the quarterly report on Form 10Q for the quarter ending June 30, 2014.
(2)	HETLIOZ® product revenue is recognized upon delivery of product shipments to the specialty pharmacies.
(3)	Fanapt® licensing agreement revenue reflects the amortization of the $200 million upfront payment received from Novartis for the right to commercialize and develop Fanapt® in the U.S. and Canada.

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

($ in thousands)	June 30, 2014	December 31, 2013 (1)

ASSETS
Current assets:
Cash and cash equivalents	$16,994	$64,764
Marketable securities	46,591	65,586
Accounts receivable	2,376	2,031
Inventory	1,093	—
Prepaid expenses and other current assets	4,166	2,703
Restricted cash	—	530

Total current assets	71,220	135,614

Property and equipment, net	2,312	2,198
Intangible asset, net	11,855	5,037
Restricted cash, non-current	785	500

Total assets	$86,172	$143,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$248	$661
Accrued liabilities	6,753	5,180
Deferred rent	234	221
Deferred revenues	31,059	26,789

Total current liabilities	38,294	32,851

Deferred rent, non-current	2,853	2,888
Deferred revenues, non-current	44,000	63,486
Other liabilities	140	—

Total liabilities	85,287	99,225

Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	357,119	352,240
Accumulated other comprehensive income	10	21
Accumulated deficit	(356,278)	(308,170)

Total stockholders’ equity	885	44,124

Total liabilities and stockholders’ equity	$86,172	$143,349

(1)	Prior year amounts have been restated to reflect a change in accounting method for the attribution of stock-based compensation. Refer to footnote 3 in the quarterly report on Form 10Q for the quarter ending June 30, 2014.

INVESTOR	CONTACT:

Chad Rubin

Vice President

The Trout Group

(646) 378-2947

crubin@troutgroup.com

SOURCE Vanda Pharmaceuticals Inc.